Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of The First Bancshares, Inc. of our report dated March 25, 2022, relating to the consolidated financial statements of Beach Bancorp, Inc., appearing elsewhere in this proxy statement/prospectus.

We also consent to the reference of our Firm under the heading “Experts” in this proxy statement/prospectus.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

May 27, 2022